                                  Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the use in this registration statement of our report dated September 10, 1999, and to all references to our Firm included in this registration statement.




                                                        /s/ ARTHUR ANDERSEN LLP
                                                            January 10, 2000